UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2008
Famous Dave’s of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)
(952) 294-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On January 4, 2008, Famous Dave’s of America, Inc. (the “Company”) entered into severance agreements with Diana G. Purcel, the Company’s Chief Financial Officer and Secretary, and Christopher O’Donnell, the Company’s Chief Operating Officer. Pursuant to these agreements, each executive will be entitled to receive severance pay for a period of 12 months (or, if shorter, until he or she commences employment with a new employer) upon termination of his or her employment without “cause” or upon termination of employment for any reason or no reason (including voluntary termination by the executive) within six months following a “change of control.” The amount of severance pay would be calculated using the applicable annualized base salary at the date of termination (excluding any benefits or bonuses) and would be paid in accordance with the Company’s regular payroll practices over the severance period.
     The agreements define “cause” to include: dishonesty involving or affecting the Company, or any misappropriation of the funds or property of the Company; conviction of a crime that constitutes (i) a felony, (ii) a misdemeanor involving moral turpitude or (iii) criminal conduct which has, or could reasonably be expected to have, an adverse effect on the Company, its business, reputation or interests; breach of any written agreement between the executive and the Company or to which the Company and the executive are parties, or a breach by the executive of any fiduciary duty or responsibility to the Company; refusal to follow reasonably assigned duties or comply with policies and directives of the Company if not cured within thirty (30) days following written notice by the Company; misconduct, failure or negligence in the performance of his duties if not cured within thirty (30) days following written notice by the Company; or use of alcohol or drugs which interferes with the performance of obligations or duties, or any use of illegal drugs.
     The agreements define “change of control” to mean the occurrence of any of the following events: (i) any person or group of persons becomes the beneficial owner of thirty-five percent (35%) or more of any equity security of the Company entitled to vote for the election of directors; (ii) a majority of the members of the board of directors of the Company is replaced within the period of less than two (2) years by directors not nominated and approved by the board of directors; or (iii) the stockholders of the Company approve an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including a plan of liquidation) or to merge or consolidate with or into another corporation except for a merger whereby the stockholders of the Company prior to the merger own more than fifty percent (50%) of the equity securities entitled to vote for the election of directors of the surviving corporation immediately following the merger.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Form of Severance Agreement dated January 4, 2008, between Famous Dave’s of America, Inc. and each of Diana G. Purcel and Christopher O’Donnell.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’s of AMERICA, Inc.
Date: January 8, 2008	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title	Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Severance Agreement, each dated January 4, 2008, between Famous Dave’s of America, Inc. and each of Diana G. Purcel and Christopher O’Donnell.